Exhibit 99.1
COMPANY CONTACTS
Paul Arndt
Senior Manager, Investor Relations
702-835-6300
SPECTRUM PHARMACEUTICALS GENERATES CASH FROM OPERATIONS, REPORTS THIRD
CONSECUTIVE PROFITABLE QUARTER, AND RECORD REVENUE FOR THE THREE- AND SIX-MONTH
PERIODS ENDED JUNE 30, 2011;
STRONGEST FINANCIAL POSITION IN COMPANY HISTORY
•	Outstanding Financial Results Include Three- and Six-Month Total Revenues of $45.4 Million and $89.0 Million, Respectively, Vs. $12.3 Million and $23.4 Million in 2010

•	Over 350% and 400% Increase, Respectively, in Three- and Six-Month 2011 Product Sales Vs. Three- and Six-Month 2010 Product Sales

•	$165 Million In Cash, Cash Equivalents, Investments and Receivables as of June 30, 2011, an Increase From $141 Million as of March 31, 2011

•	FUSILEV® Received FDA Approval for Advanced Metastatic Colorectal Cancer On April 29, 2011

•	Two New Drug Application Filings (Apaziquone and Belinostat) on Track for 2012
HENDERSON, Nevada — August 4, 2011 — Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, today reported its strongest financial position ever as of June 30, 2011.
“We are extremely pleased with our third consecutive profitable quarter, strong cash flow, and record revenues,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals. “The robust sales of FUSILEV and ZEVALIN in the second quarter demonstrate the significant and sustained recognition by physicians of the therapeutic value of these products. The FDA approval of FUSILEV on April 29th was a highly transformational event for Spectrum Pharmaceuticals. We are now able to promote FUSILEV and meet the pressing needs of tens of thousands of colorectal cancer patients. As you may know, during the second quarter, we were unable to fully meet the demand for FUSILEV, until we secured FDA approval of additional supply sources. As we announced on June 21st, Spectrum now has ample supplies of FUSILEV to meet patient needs. Regarding ZEVALIN, which we believe is the most effective single-agent for the treatment of follicular non-Hodgkin’s lymphoma, we continue to work with the FDA regarding the removal of the bioscan requirement. Looking forward, we are currently on track to file two New Drug Applications in 2012 for apaziquone and belinostat. We believe these two novel drugs have great potential in the treatment of bladder cancer and Peripheral T-Cell Lymphoma, respectively.”
Three-Month Period Ended June 30, 2011 (All #s are Approximate)
The Company recorded net income of $7.2 million, or $0.14 per basic and $0.12 per diluted share, compared to a net loss of $9.7 million, or ($0.20) per basic and diluted share, in the second quarter of 2010. Consolidated revenue of $45.4 million was comprised of product sales of $42.3 Million ($33.9 million from FUSILEV, $8.4 million from ZEVALIN) and $3.1 million from licensing fees. This represents a 268% increase from the $12.3 million in consolidated revenue recorded in the second quarter of 2010, comprised of product sales of $9.3 million ($2.4 million from FUSILEV; $6.9 million from ZEVALIN) and $3.1 million from licensing fees. Total research and development expenses were $7.7 million, as compared to $6.3 million in the same period of 2010. Selling, general and administrative expenses were $18.7 million, which includes non-cash charges of $6.8 million, as compared to $13.8 million in the same period in 2010, which includes non-cash charges of $1.7 million.
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Six-Month Period Ended June 30, 2011 (All #s are Approximate)
The Company recorded net income of $20.0 million, or $0.39 per basic and $0.35 per diluted share, compared to a net loss of $48.7 million, or ($1.00) per basic and diluted share, in the six-month period ended June 30, 2010. Consolidated revenue of $89.0 million was comprised of product sales of $82.8 Million ($68.6 million from FUSILEV, $14.3 million from ZEVALIN) and $6.2 million from licensing fees. This represents a 280% increase from $23.4 million in consolidated revenue recorded in the first six months of 2010, comprised of product sales of $16.4 million ($3.0 million from FUSILEV, $13.4 million from ZEVALIN) and $7.0 million from licensing fees. Total research and development expenses were $13.5 million, as compared to $42.8 million in the same period of 2010. Selling, general and administrative expenses were $31.5 million, compared to $24.7 million in the same period in 2010.
During the six-month period ended June 30, 2011, net cash provided by operations was approximately $12.3 million. Cash, cash equivalents, investments and receivables as of June 30, 2011 aggregated $165 million, as compared to $141 million as of March 31, 2011, and $125 million as of December 31, 2010.
There are approximately 53 million shares of common stock issued and outstanding as of June 30, 2011.
Conference Call

Thursday, August 4, 2011 @ 1:30 p.m. Eastern/10:30 a.m. Pacific
Domestic:	(877) 837-3910, Conference ID# 81692490
International:	(973) 796-5077, Conference ID# 81692490
On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.
Webcast and replays: www.sppirx.com

Conference Call audio replays will be available through August 18, 2011
Domestic:	800-642-1687
International:	706-645-9291
2011/2012 Expected Corporate Events and Potential Valuation Catalysts
FUSILEV®
•	Continue to promote FUSILEV in advanced metastatic colorectal cancer and continue to grow revenue

•	Initiate additional clinical studies to expand FUSILEV indications
ZEVALIN®
•	Initiate studies in 2011, including in Diffuse Large B-Cell Lymphoma

•	Bioscan removal FDA decision date (PDUFA) — November 20, 2011
Belinostat
•	Completing enrollment in 2011

•	File NDA in 2012
Apaziquone
•	File NDA in 2012
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology. The Company’s strategy is to acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products. The Company markets two oncology drugs, FUSILEV and ZEVALIN and has two drugs, apaziquone and belinostat, in late stage development along with a diversified pipeline of novel drug candidates. The Company has assembled an integrated in-house scientific team, including clinical development, medical research, regulatory affairs, biostatistics and data management, formulation development, and has established a commercial infrastructure for the marketing of its drug products. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.
Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.
SPECTRUM PHARMACEUTICALS, INC. ®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.
© 2011 Spectrum Pharmaceuticals, Inc. All Rights Reserved
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Product sales, net	$42,287	$9,268	$82,810	$16,390
License and contract revenue	3,075	3,075	6,150	7,042

Total revenues	$45,362	$12,343	$88,960	$23,432

Operating costs and expenses:
Cost of product sales (excludes amortization of purchased intangible assets)	8,130	3,592	14,710	6,837
Selling, general and administrative	18,699	13,802	31,450	24,664
Research and development	7,686	6,285	13,516	42,829
Amortization of purchased intangibles	930	930	1,860	1,860

Total operating costs and expenses	35,445	24,609	61,536	76,190

Income (loss) from operations	9,917	(12,266)	27,424	(52,758)
Change in fair value of common stock warrant liability	(1,237)	2,826	(6,487)	4,401
Other income, net	174	(236)	694	(333)

Income (loss) before provision for income taxes	8,854	(9,676)	21,631	(48,690)
Provision for income taxes	(1,650)	—	(1,650)	—

Net income (loss)	$7,204	$(9,676)	$19,981	$(48,690)

Net income (loss) per share:
Basic	$0.14	$(0.20)	$0.39	$(1.00)

Diluted	$0.12	$(0.20)	$0.35	$(1.00)

Weighted average shares outstanding:
Basic	52,257,049	49,020,236	51,814,122	48,844,918

Diluted	58,265,264	49,020,236	56,845,371	48,844,918

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
	2011	2010
Cash, cash equivalents and marketable securities	104,437	95,674
Accounts receivable, net	46,471	21,051
Inventories, net	9,399	4,234
Prepaid expenses and other current assets	883	906

Total current assets	161,190	121,865
Investments	14,095	8,569
Property and equipment, net	3,050	3,158
Intangible assets, net	43,962	29,605
Other assets	379	434

Total Assets	$222,676	$163,631

Current liabilities	$89,209	$63,322
Deferred revenue and other credits — less current portion	19,290	25,495
Other long-term liabilities	323	338

Total liabilities	108,822	89,155
Total stockholders’ equity	113,854	74,476

Total liabilities and stockholders’ equity	$222,676	$163,631

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.
Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.
The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

NON-GAAP INCOME (LOSS) RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
GAAP income (loss) before income taxes	$8,854	$(9,676)	$21,631	$(48,690)
Stock-based compensation	6,816	1,737	10,880	4,212
Change in fair value of common stock warrant liability	1,237	(2,826)	6,487	(4,401)

Income (loss) before income taxes	16,907	(10,765)	38,998	(48,879)
Estimated provision for income taxes	(3,200)	—	(3,200)	—

Non-GAAP income (loss)	$13,707	$(10,765)	$35,798	$(48,879)

Non-GAAP income (loss) per share-basic	$0.26	$(0.22)	$0.69	$(1.00)

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI